AMENDED AND RESTATED

AGREEMENT AND DECLARATION OF TRUST

of

EVERGREEN SELECT EQUITY TRUST

a Delaware Statutory Trust

Principal Place of Business:

200 Berkeley Street

Boston, Massachusetts 02116

Agent for Service of

Process in Delaware:

Corporation Trust Company

Corporation Trust Center

1209 Orange Street

Wilmington, Delaware 19801

TABLE OF CONTENTS

AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST

ARTICLE I            Name and Definitions................................................................................. 1

1.         Name       ................................................................................................................... 1

2.         Definitions................................................................................................................... 1

(a)        By-Laws......................................................................................................... 1

(b)        Certificate of Trust........................................................................................... 1

(c)        Class............................................................................................................... 1

(d)        Commission  1

(e)        Declaration of Trust......................................................................................... 1

(f)         Delaware Act 2

(g)        Interested Person............................................................................................. 2

(h)        Adviser(s)....................................................................................................... 2

(i)         1940 Act......................................................................................................... 2

(j)         Person............................................................................................................. 2

(k)        Principal Underwriter....................................................................................... 2

(l)         Series.............................................................................................................. 2

(m)       Shareholder..................................................................................................... 2

(n)        Shares............................................................................................................. 2

(o)        Trust                                                                                                                2

6.         Establishment, Designation, Abolition or Termination, etc.

AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST

EVERGREEN SELECT EQUITY TRUST

THIS AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST is made and entered into as of the date set forth below by the Trustees named hereunder for the purpose of forming a Delaware statutory  trust in accordance  with the provisions  hereinafter  set forth.

NOW, THEREFORE, the Trustees hereby direct that the Certificate of Trust be filed with the Office of the Secretary of State of the State of Delaware and do hereby declare that the Trustees will hold IN TRUST all cash, securities, and other assets which the Trust now possesses or may hereafter acquire from time to time in any manner and manage and dispose of the same upon the following  terms and conditions for the benefit of the holders of Shares of this Trust.

ARTICLE I

Name and Definitions

Section 1.         Name. This Trust shall be known as Evergreen Select Equity Trust and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

Section 2.         Definitions. Whenever used herein, unless otherwise required by the context or specifically provided:

(a)        “Adviser(s)” means a party or parties furnishing services to the Trust pursuant to any investment advisory or investment management contract described in Article IV, Section 6(a) hereof;

(b)        “By-Laws” shall mean the By-Laws of the Trust as amended from time to time, which By-Laws are expressly herein incorporated by reference as part of the “governing instrument” within the meaning of the Delaware Act;

(c)        “Certificate of Trust” means the certificate of trust, as amended or restated from time to time, filed by the Trustees in the Office of the Secretary of State of the State of Delaware in accordance with the Delaware Act;

(d)        “Class” means a class of Shares of a Series of the Trust established in accordance with the provisions of Article III hereof;

(e)        “Commission” shall have the meaning given such term in the 1940 Act;

(f)         “Declaration of Trust” means this Agreement and Declaration of Trust, as amended or restated from time to time;

(g)        “Delaware Act” means the Delaware Statutory Trust Act, 12 Del. C. ss.ss. 3801 et seq., as amended from time to time;

(h)        “Interested Person” shall have the meaning given it in Section 2(a)(19) of the 1940 Act;

(i)         “1940 Act” means the Investment Company Act of 1940 and the rules and regulations thereunder, all as amended from time to time;

(j)         “Person” means and includes individuals, corporations, partnerships, trusts, associations, joint ventures, estates, and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof, whether domestic or foreign;

(k)        “Principal Underwriter” shall have the meaning given such term in the

1940 Act;

(l)         “Series” means each Series of Shares established and designated under or in accordance with the provisions of Article III hereof; and where the context requires or where appropriate, shall be deemed to include  “Class” or “Classes”;

(m)       “Shareholder” means a record owner of outstanding Shares;

(n)        “Shares” means the shares of beneficial interest into which the beneficial interest in the Trust shall be divided from time to time and includes fractions of Shares as well as whole Shares;

(o)        “Trust” means the Delaware Statutory Trust established under the Delaware Act by this Declaration of Trust and the filing of the Certificate of Trust in the Office of the Secretary of State of the State of Delaware;

(p)        “Trust Property” means any and all property, real or personal, tangible or intangible, which is from time to time owned or held by or for the account of the Trust; and

(q)        “Trustees” means the Person or Persons who have signed this Declaration of Trust and all other Persons who may from time to time be duly elected or appointed to serve as Trustees in accordance with the provisions hereof, in each case so long as such Person shall continue in office in accordance with the terms of this Declaration of Trust, and reference herein to a Trustee or the Trustees shall refer to such Person or Persons in his or her or their capacity as Trustees hereunder.

ARTICLE II

Purpose of Trust

The purpose of the Trust is to conduct, operate and carry on the business of an investment company registered under the 1940 Act through one or more Series and to carry on such other business as the Trustees may from time to time determine. The Trustees shall not be limited by any law limiting the investments which may be made by fiduciaries.

ARTICLE III

Shares

Section 1.         Division of Beneficial Interest.  The beneficial interest in the Trust shall be divided  into one or more  Series.  The  Trustees may divide each Series into Classes.  Subject to the further  provisions of this Article III and any applicable  requirements of the 1940 Act, the Trustees shall have full power and authority, in their sole discretion, and without obtaining any authorization or vote of the  Shareholders  of any Series or Class thereof,  (i) to divide the beneficial interest in each Series or Class thereof into Shares, with or without par  value  as the  Trustees  shall  determine,  (ii) to  issue  Shares  without limitation as to number  (including  fractional  Shares) to such Persons and for such amount and type of consideration,  including cash or securities, subject to any  restriction  set  forth in the  By-Laws,   at such time or times and on such  terms as the Trustees may deem appropriate, (iii) to establish and designate and to change in any manner any Series or Class thereof and to fix such preferences, voting powers, rights, duties and privileges and business purpose of each Series or  Class  thereof  as the  Trustees  may  from  time to time  determine,  which preferences,  voting  powers,  rights,  duties and  privileges  may be senior or Subordinate to (or in the case of business purpose, different from) any existing Series or Class thereof and may be limited to specified  property or obligations of the Trust or  profits  and  losses  associated  with  specified  property  or obligations of the Trust,  (iv) to divide or combine the Shares of any Series or Class  thereof  into a  greater  or lesser  number  without  thereby  materially changing the proportionate  beneficial  interest of the Shares of such Series or Class thereof in the assets held with respect to that Series, (v) to classify or reclassify  any issued  Shares of any Series or Class thereof into shares of one or more  Series or  Classes  thereof;  (vi) to change  the name of any Series or Class  thereof;  (vii) to abolish or terminate any one or more Series or Classes thereof; (viii) to refuse to issue Shares to any Person or class of Persons; and (ix) to take such other  action with  respect to the Shares as the  Trustees may deem desirable.

Subject to the  distinctions  permitted among Classes of the same Series as established by the Trustees,  consistent with the  requirements of the 1940 Act, each Share of a Series of the Trust shall represent an equal beneficial interest in the net assets of such Series, and each holder of Shares of a Series shall be entitled to receive such Shareholder’s pro rata share of distributions of income and capital gains,  if any, made with respect to such Series and upon redemption of the Shares of any Series,  such  Shareholder  shall be paid solely out of the funds and property of such Series of the Trust.

All references to Shares in this Declaration of Trust shall be deemed to be Shares of any or all Series or Classes thereof, as the context may require.  All provisions herein relating to the Trust shall apply equally to each Series of the Trust and each Class thereof, except as the context otherwise requires.

All Shares issued hereunder, including, without limitation, Shares issued in connection with a dividend or other distribution in Shares or a split or reverse split of Shares, shall be fully paid and nonassessable.  Except as otherwise provided by the Trustees, Shareholders shall have no preemptive or other right to subscribe to any additional  Shares or other securities issued by the Trust.

Section 2.         Ownership of Shares.  The ownership of Shares shall be recorded on the books of the Trust or those of a transfer or similar agent for the Trust, which  books  shall be  maintained  separately  for the Shares of each Series or Class of the Trust. No certificates  certifying the ownership of Shares shall be issued except as the Trustees may  otherwise  determine  from time to time.  The Trustees may make such rules as they  consider  appropriate  for the issuance of Share certificates,  the transfer of Shares of each Series or Class of the Trust and similar  matters.  The record books of the Trust as kept by the Trust or any transfer or similar  agent,  as the case may be, shall be  conclusive  as to the identity of the  Shareholders of each Series or Class of the Trust and as to the number of Shares of each  Series or Class of the Trust held from time to time by each Shareholder.

Section 3.         Transfer of Shares.  Except  as  otherwise  provided  by the Trustees,  Shares  shall be  transferable  on the books of the Trust only by the record holder  thereof or by his or her duly  authorized  agent upon delivery to the Trustees or the Trust’s  transfer  agent of a duly  executed  instrument  of transfer,  together with a Share  certificate  if one is  outstanding,  and such evidence of the genuineness of each such execution and authorization and of such other  matters as may be  required  by the  Trustees.  Upon such  delivery,  and subject to any further  requirements  specified  by the Trustees or contained in the By-Laws,  the transfer shall be recorded on the books of the Trust.  Until a transfer is so  recorded,  the holder of record of Shares  shall be deemed to be the holder of such Shares for all  purposes  hereunder  and neither the Trustees nor the Trust, nor any transfer agent or registrar or any officer,  employee, or agent of the Trust, shall be affected by any notice of a proposed transfer.

Section 4.         Investments in the Trust.  Investments  may be accepted by the Trust from Persons,  at such times, on such terms, and for such consideration as the Trustees from time to time may authorize.

Section 5.         Status of Shares and  Limitation of Personal  Liability.  Shares shall be deemed to be personal  property giving only the rights provided in this instrument.  Every Shareholder by virtue of having become a Shareholder shall be held to have  expressly  assented  and  agreed to the terms  hereof.  The death, incapacity, dissolution,  termination, or bankruptcy of a Shareholder during the existence of the Trust shall not operate to terminate the Trust, nor entitle therepresentative of any such Shareholder to an accounting or to take any action in court or elsewhere  against the Trust or the  Trustees,  but shall  entitle such representative  only  to the  rights  of  such  Shareholder  under  this  Trust. Ownership of Shares shall not entitle the  Shareholder to any title in or to the whole or any part of the Trust Property or any right to call for a participation or division of the same or for an accounting,  nor shall the ownership of Shares constitute the  Shareholders  as partners.  No  Shareholder  shall be personally liable  for the  debts,  liabilities,  obligations  and  expenses  incurred  by, contracted for, or otherwise  existing with respect to, the Trust or any Series. Neither the Trust nor the Trustees,  nor any officer,  employee, or agent of the Trust shall have any power to bind  personally any  Shareholder,  nor, except as specifically  provided  herein,  to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay.

Section 6.         Establishment, Designation, Abolition or Termination etc. of Series or Class.  The establishment  and  designation of any Series or Class of Shares of the Trust shall be  effective  upon the  adoption by a majority of the Trustees then in office of a resolution that sets forth such  establishment  and designation  and the relative  rights and preferences of such Series or Class of the Trust,  whether  directly  in such  resolution  or by  reference  to another document including, without limitation, any registration statement of the Trust, or as otherwise provided in such resolution. The abolition or termination of any Series or Class of Shares of the Trust shall be effective upon the adoption by a majority  of the  Trustees  then in office of a  resolution  that  abolishes  or terminates such Series or Class.

Shares of each  Series or Class of the Trust  established  pursuant to this Article III,  unless  otherwise  provided in the   resolution  establishing  such Series or Class, shall have the following relative rights and preferences:

(a)        Assets Held with  Respect to a  Particular  Series.  All  consideration received  by the Trust for the issue or sale of Shares of a  particular   Series, together with all assets in which such  consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof from whatever source derived (including,  without limitation, any proceeds derived from the sale, exchange or liquidation  of  such  assets  and  any  funds  or  payments  derived  from  any reinvestment  of  such  proceeds  in  whatever  form  the  same  may  be)  shall irrevocably  be held separate with respect to that Series for all purposes,  and shall be so recorded upon the books of account of the Trust. Such consideration, assets,  income,  earnings,  profits and proceeds thereof,  from whatever source derived,  (including,  without  limitation) any proceeds  derived from the sale, exchange or liquidation of such assets,  and any funds or payments  derived from any reinvestment of such proceeds), in whatever form the same may be, are herein referred  to as “assets  held with  respect to” that  Series.  In the event that there are any assets, income,  earnings,  profits and proceeds thereof, funds or payments which are not readily  identifiable  as assets held with respect to any particular Series (collectively  “General Assets”),  the Trustees shall allocate such General  Assets to,  between or among any one or more of the Series in such manner and on such basis as the Trustees,  in their sole  discretion,  deem fair and equitable,  and any General Assets so allocated to a particular Series shall be held with respect to that Series.  Each such allocation by the Trustees shall be conclusive and binding upon the  Shareholders of all Series for all purposes. Separate and distinct records shall be maintained for each Series and the assets held with respect to each Series shall be held and accounted for separately from the assets held with respect to all other  Series and the General  Assets of the Trust not allocated to such Series.

(b)        Liabilities Held with Respect to a Particular Series. The assets of the Trust held with respect to each  particular  Series shall be charged against the liabilities  of the Trust  held with  respect to that  Series and all  expenses, costs,   charges,  and  reserves   attributable  to  that  Series,  except  that liabilities and expenses  allocated  solely to a particular Class shall be borne by that  Class.  Any  general  liabilities  of the Trust  which are not  readily identifiable as being held with respect to any particular  Series or Class shall be  allocated  and  charged by the  Trustees to and among any one or more of the Series or Classes in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable. All liabilities,  expenses,  costs, charges, and  reserves  so  charged  to a  Series  or Class  are  herein  referred  to as  “liabilities  held with  respect to” that Series or Class.  Each  allocation  of liabilities,  expenses,  costs,  charges,  and reserves by the Trustees shall be conclusive  and binding upon the  Shareholders  of all Series or Classes for all purposes.  Without  limiting  the  foregoing,  but  subject  to the right of the Trustees to allocate general liabilities,  expenses,  costs, charges or reserves as herein provided, the debts,  liabilities,  obligations and expenses incurred, contracted for or otherwise  existing with respect to a particular  Series shall be enforceable  against the assets held with respect to such Series only and not against  the  assets of the Trust  generally  or against  the  assets  held with respect  to  any  other  Series.  Notice  of  this  contractual   limitation  on liabilities among Series may, in the Trustees’  discretion,  be set forth in the Certificate  of Trust and upon the giving of such notice in the  Certificate  of Trust, the statutory  provisions of Section 3804 of the Delaware Act relating to limitations on liabilities  among Series (and the statutory effect under Section 3804 of setting  forth such notice in the  certificate  of trust)  shall  become applicable  to the  Trust and each  Series.  Any  person  extending  credit  to, contracting  with or having  any claim  against  any Series may look only to the assets of that  Series to  satisfy  or enforce  any debt,  with  respect to that Series. No Shareholder or former Shareholder of any Series shall have a claim on or any right to any assets allocated or belonging to any other Series.

(c)        Dividends, Distributions, Redemptions, and Repurchases. Notwithstanding any  other  provisions  of  this  Declaration  of  Trust,   including,   without limitation,  Article  Vl,  no  dividend  or  distribution,   including,  without limitation, any distribution paid upon termination of the Trust or of any Series or Class with respect to, nor any redemption or repurchase of, the Shares of any Series or Class,  shall be effected by the Trust other than from the assets held with respect to such Series,  nor shall any Shareholder or any particular Series or Class  otherwise have any right or claim against the assets held with respect to any other Series except to the extent that such  Shareholder has such a right or claim  hereunder as a Shareholder  of such other Series.  The Trustees  shall have full  discretion,  to the extent  not  inconsistent  with the 1940 Act,  to determine which items shall be treated as income and which items as capital, and each such  determination and allocation shall be conclusive and binding upon the Shareholders.

(d)        Equality.  All the Shares of each particular  Series shall represent an equal  proportionate  interest  in the assets  held with  respect to that Series (subject to the  liabilities  held with respect to that Series or Class  thereof and such rights and preferences as may have been established and designated with respect to any Class  within  such  Series),  and each  Share of any  particular Series  shall be equal to each other Share of that  Series.  With respect to any Class of a Series,  each such Class shall represent interests in the assets held with  respect  to  that  Series  and  shall  have  identical  voting,  dividend, liquidation  and other  rights and the same terms and  conditions,  except  that expenses allocated to a Class may be borne solely by such Class as determined by the  Trustees  and a Class may have  exclusive  voting  rights  with  respect to matters affecting only that Class.

(e)        Fractions.  Any  fractional  Share of a Series or Class  thereof shall carry  proportionately  all the rights and  obligations of a whole Share of that Series or Class,  including rights with respect to voting,  receipt of dividends and distributions, redemption of Shares and termination of the Trust.

(f)         Exchange  Privilege.  The Trustees  shall have the authority to provide that the  holders  of Shares  of any  Series  or Class  shall  have the right to exchange  said Shares for Shares of one or more other   Series of Shares or Class of Shares of the Trust or of other  investment  companies  registered  under the 1940  Act  in  accordance  with  such  requirements  and  procedures  as  may be established by the Trustees.

(g)        Combination of Series.  The Trustees shall have the authority,  without the  approval  of the  Shareholders  of any  Series  or Class  unless  otherwise required by  applicable  law, to combine  the assets and  liabilities  held with respect to any two or more Series or Classes  into assets and  liabilities  held with respect to a single Series or Class.

ARTICLE IV

Trustees

Section 1.         Number, Election and Tenure. The number of Trustees shall initially be 12, who shall be Laurence B. Ashkin, Charles A. Austin, III, K. Dun Gifford, James S. Howell, Leroy Keith, Jr., Gerald M. McDonnell, Thomas L. McVerry, David M. Richardson, Russell A. Salton, III, Michael S. Scofield, Richard J. Shima, and William W. Pettit (each, an “Initial Trustee”). Thereafter, the number of Trustees shall at all times be at least one and no more than such number as determined, from time to time, by the Trustees pursuant to Section 3 of this Article IV. Additional Trustees (each, a “New Trustee”) may be appointed by the Trustees to fill any vacancy, subject to the requirements of the 1940 Act, or may be elected by Shareholders at any meeting of Shareholders called by the Trustees for that purpose. Each Initial Trustee shall serve during the lifetime of the Trust or until he or she dies, resigns, has reached any mandatory retirement age as set by the Trustees, is declared bankrupt or incompetent by a court of appropriate jurisdiction, or is removed, or, if sooner, until the next meeting of Shareholders called for the purpose of electing Trustees and until the election and qualification of his or her successor. Each New Trustee shall serve for an initial term of three years, and, if thereafter re-appointed by at least two-thirds of the number of the Trustees then holding office or elected by Shareholders at any meeting of Shareholders called by the Trustees for that purpose, shall serve during the lifetime of the Trust or, in either case, until he or she dies, resigns, has reached any mandatory retirement age as set by the Trustees, is declared bankrupt or incompetent by a court of appropriate jurisdiction, or is removed, or, if sooner; until the next meeting of Shareholders called for the purpose of selecting Trustees and until the election and qualification of his or her successor. In the event that less than a majority of the Trustees holding office have been elected by the Shareholders, the Trustees then in office shall take such actions as may be necessary under applicable law for the election of Trustees. Any Trustee may resign at any time by written instrument signed by him or her and delivered to any officer of the Trust or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. Except to the extent expressly provided in a written agreement with the Trust, no Trustee resigning and no Trustee removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal. The Shareholders may elect Trustees at any meeting of Shareholders called by the Trustees for that purpose. Any Trustee may be removed at any meeting of Shareholders by a vote of two-thirds of the outstanding Shares of the Trust.

Section 2.         Effect of Death, Resignation, etc. of a Trustee.  The death, declination to serve, resignation,  retirement,  removal or incapacity of one or more Trustees, or all of them, shall not operate to annul the Trust or to revoke any existing agency created  pursuant to the terms of this Declaration of Trust. Whenever  there shall be fewer than the  designated  number of  Trustees,  until additional  Trustees are elected or  appointed  as provided  herein to bring the total number of Trustees equal to the designated number, the Trustees in office, regardless  of their number,  shall have all the powers  granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Declaration of  Trust.  As  conclusive  evidence  of  such  vacancy,  a  written  instrument certifying  the  existence  of such vacancy may be executed by an officer of the Trust or by a majority of the Trustees. In the event of the death,  declination, resignation,  retirement, removal, or incapacity of all the then Trustees within a short  period of time and  without  the  opportunity  for at least one Trustee being able to appoint  additional  Trustees to replace those no longer  serving, the Trust’s  Adviser(s)  are  empowered to appoint new  Trustees  subject to the provisions of the 1940 Act.

Section 3.         Powers.  Subject to the provisions of this Declaration of Trust, the  business of the Trust shall be managed by the  Trustees,  and the  Trustees shall have all powers  necessary or convenient to carry out that  responsibility including  the  power to engage  in  transactions  of all kinds on behalf of the Trust as described in this Declaration of Trust. Without limiting the foregoing, the Trustees may: adopt By-Laws not inconsistent with this Declaration of Trust providing  for the  management  of the  affairs  of the  Trust and may amend and repeal such By-Laws to the extent that such By-Laws do not reserve that right to the Shareholders;  enlarge or reduce the number of Trustees;  remove any Trustee with or  without  cause at any time by  written  instrument  signed  by at least two-thirds of the number of Trustees prior to such removal,  specifying the date when  such  removal  shall  become  effective,  and  fill  vacancies  caused  by enlargement of their number or by the death, resignation,  retirement or removal of a Trustee; elect and remove, with or without cause, such officers and appoint and terminate such agents as they consider  appropriate;  appoint from their own number and establish and terminate one or more committees,  consisting of two or more  Trustees,  that may  exercise  the  powers and  authority  of the Board of  Trustees  to the  extent  that the  Trustees  so  determine;  employ one or more custodians  of the  assets of the Trust and may  authorize  such  custodians  to employ  subcustodians  and to deposit all or any part of such assets in a system  or systems for the  central  handling of  securities  or with a Federal  Reserve Bank; employ an administrator for the Trust and may authorize such administrator to employ subadministrators; employ an investment adviser or investment advisers to the Trust and may  authorize  such Advisers to employ  subadvisers;  retain a transfer  agent or a  shareholder  servicing  agent,  or both;  provide  for the issuance and distribution of Shares by the Trust directly or through one or more  Principal  Underwriters  or otherwise;  redeem,  repurchase and transfer  Shares pursuant  to  applicable  law;  set  record  dates  for  the   determination  of Shareholders  with respect to various  matters;  declare and pay  dividends  and distributions to Shareholders of each Series from the assets of such Series; and in general delegate such authority as they consider  desirable to any officer of the Trust,  to any committee of the Trustees and to any agent or employee of the Trust or to any such  custodian,  transfer or shareholder  servicing  agent,  or Principal  Underwriter.  Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive.  In construing the provisions of this Declaration of Trust, the presumption  shall be in favor of a grant of power to the  Trustees.  Unless  otherwise  specified  herein or in the By-Laws or required by law, any action by the Trustees shall be deemed effective if  approved  or taken by a  majority  of the  Trustees  present at a meeting of Trustees at which a quorum of  Trustees is present,  within or without the State of Delaware.

Without  limiting  the  foregoing,  the  Trustees  shall have the power and authority to cause the Trust (or to act on behalf of the Trust):

(a)        To invest and reinvest cash, to hold cash uninvested,  and to subscribe for, invest in, reinvest in, purchase or otherwise  acquire,  own, hold, pledge, sell,  assign,  transfer,  exchange,  distribute,  write  options  on,  lend  or otherwise deal in or dispose of contracts for the future acquisition or delivery of fixed income or other  securities,  and  securities of every nature and kind, including,   without  limitation,  all  types  of  bonds,  debentures,   stocks, negotiable   or   non-negotiable   instruments,    obligations,   evidences   of indebtedness,  certificates  of  deposit  or  indebtedness,  commercial  papers, repurchase agreements,  bankers’ acceptances,  and other securities of any kind, issued,  created,  guaranteed,  or sponsored  by any and all Persons,  including without limitation,  states,  territories,  and possessions of the United States and  the  District  of  Columbia  and  any  political  subdivision,  agency,  or instrumentality  thereof, any foreign government or any political subdivision of the United States  Government or any foreign  government,  or any  international instrumentality, or by any bank or savings institution, or by any corporation or organization  organized  under the laws of the  United  States or of any  state, territory,  or  possession  thereof,  or  by  any  corporation  or  organization organized  under any foreign  law, or in “when  issued”  contracts  for any such securities,  to  change  the  investments  of the  assets of the  Trust;  and to exercise any and all rights,  powers, and privileges of ownership or interest in respect  of any  and  all  such  investments  of  every  kind  and  description, including,  without  limitation,  the right to consent  and  otherwise  act with respect thereto,  with power to designate one or more Persons to exercise any of said rights, powers, and privileges in respect of any of said instruments;

(b)        To sell, exchange, lend, pledge, mortgage, hypothecate, lease, or write options  (including, options on futures contracts) with respect to or otherwise deal in any property rights relating to any or all of the assets of the Trust or any Series;

(c)        To vote or give  assent,  or  exercise  any rights of  ownership,  with  respect to stock or other  securities  or  property;  and to execute and deliver proxies or powers of attorney to such  Person or Persons as the  Trustees  shall deem proper,  granting to such Person or Persons such power and discretion  with relation to securities or property as the Trustees shall deem proper;

(d)        To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities;

(e)        To hold any  security or property in a form not  indicating  any trust, whether in bearer,  unregistered or other negotiable form, or in its own name or in the  name  of a  custodian  or  subcustodian  or a  nominee  or  nominees  or otherwise;

(f)         To  consent  to or  participate  in any  plan  for the  reorganization, consolidation  or merger of any  corporation  or issuer of any security which is  held in the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such  corporation  or issuer;  and to pay calls or  subscriptions with respect to any security held in the Trust;

(g)        To join with  other  security  holders in acting  through a  committee, depositary,  voting trustee or otherwise,  and in that connection to deposit any security  with, or transfer any security to, any such  committee,  depositary or trustee,  and to delegate to them such power and authority  with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper,  and to agree to pay,  and to pay,  such  portion  of the  expenses  and compensation of such committee, depositary or trustee as the Trustees shall deem proper;

(h)        To compromise, arbitrate or otherwise adjust claims in favor of or against the Trust or any matter in controversy,  including,  but not limited to, claims for taxes;

(i)         To enter into joint ventures,  general or limited  partnerships and any other combinations or associations;

(j)         To borrow funds or other property in the name of the Trust  exclusively for Trust purposes and in connection therewith to issue notes or other evidences of  indebtedness;  and to  mortgage  and pledge the Trust  Property  or any part thereof to secure any or all of such indebtedness;

(k)        To endorse or guarantee  the payment of any notes or other  obligations of any Person; to make contracts of guaranty or suretyship,  or otherwise assume liability for payment thereof;  and to mortgage and pledge the Trust Property or any part thereof to secure any of or all of such obligations;

(l)         To purchase and pay for entirely out of Trust  Property such  insurance as the  Trustees  may deem  necessary  or  appropriate  for the  conduct  of the business, including, without limitation,  insurance policies insuring the assets of the  Trust  or  payment  of  distributions  and  principal  on its  portfolio investments,   and  insurance  polices  insuring  the  Shareholders,   Trustees, officers,  employees,  agents, investment advisers,  principal underwriters,  or independent  contractors  of the  Trust,  individually  against  all  claims and liabilities of every nature  arising by reason of holding,  being or having held any such  office or  position,  or by reason of any action  alleged to have been taken or  omitted  by any such  Person as  Trustee,  officer,  employee,  agent, investment adviser, principal underwriter, or independent contractor,  including  any action taken or omitted that may be  determined  to  constitute  negligence, whether or not the Trust would have the power to indemnify  such Person  against liability;

(m)       To adopt, establish and carry out pension, profit-sharing, share bonus, share purchase,  savings,  thrift and other  retirement,  incentive and benefit plans and  trusts,  including  the  purchasing  of life  insurance  and  annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust;

(n)        To operate as and carry out the business of an investment company,  and exercise  all  the  powers  necessary  or  appropriate  to the  conduct  of such operations;

(o)        To enter into contracts of any kind and description;

(p)        To employ as  custodian  of any assets of the Trust one or more  banks, trust companies or companies that are members of a national  securities exchange or such other  entities as the Commission may permit as custodians of the Trust, subject  to any  conditions  set  forth in this  Declaration  of Trust or in the By-Laws;

(q)        To employ  auditors,  counsel or other agents of the Trust,  subject to any conditions set forth in this Declaration of Trust or in the By-Laws;

(r)        To interpret the investment policies,  practices, or limitations of any Series or Class;

(s)        To  establish  separate  and distinct  Series with  separately  defined investment  objectives and policies and distinct investment  purposes,  and with separate  Shares  representing  beneficial  interests  in  such  Series,  and to establish  separate  Classes,  all in accordance  with the provisions of Article III;

(t)         To the full extent  permitted by the Delaware Act, to allocate  assets, liabilities  and  expenses of the Trust to a  particular  Series and Class or to apportion the same between or among two or more Series or Classes, provided that any  liabilities or expenses  incurred by a particular  Series or Class shall be payable  solely out of the assets  belonging to that Series or Class as provided for in Article III;

(u)        To invest all of the  assets of the  Trust,  or any Series or any Class  thereof in a single investment company;

(v)        Subject to the 1940 Act, to engage in any other  lawful act or activity in which a statutory trust organized under the Delaware Act may engage.

The Trust shall not be limited to investing in obligations  maturing before the possible  termination  of the Trust or one or more of its Series.  The Trust  shall not in any way be bound or limited by any  present or future law or custom in regard to  investment  by  fiduciaries.  The Trust  shall not be  required to obtain  any court  order to deal with any  assets of the Trust or take any other action hereunder.

Section 4.         Payment of Expenses by the Trust. The Trustees are authorized to pay or cause to be paid out of the  principal or income of the Trust,  or partly out of the principal and partly out of income,  as they deem fair, all expenses, fees, charges,  taxes and liabilities incurred or arising in connection with the Trust, or in connection with the management thereof,  including, but not limited to, the Trustees’ compensation and such expenses and charges for the services of the Trust’s officers,  employees,  Advisers,  Principal  Underwriter,  auditors, counsel, custodian,  transfer agent, shareholder servicing agent, and such other agents or  independent  contractors  and such other  expenses and charges as the Trustees may deem necessary or proper to incur, which expenses,  fees,  charges, taxes and liabilities shall be allocated in accordance with Article III, Section 6 hereof.

Section 5.         Payment of Expenses by Shareholders. The Trustees shall have the power, as frequently as they may determine,  to cause each Shareholder,  or each Shareholder of any particular  Series,  to pay directly,  in advance or arrears, expenses of the Trust as described in Section 4 of this Article IV (“Expenses”), in an  amount  fixed  from time to time by the  Trustees,  by  setting  off such Expenses due from such  Shareholder from declared but unpaid dividends owed such Shareholder  and/or by  reducing  the  number of Shares in the  account  of such Shareholder by that number of full and/or fractional Shares which represents the outstanding amount of such Expenses due from such Shareholder, provided that the direct payment of such Expenses by Shareholders  is permitted  under  applicable law.

Section 6.         Ownership of Assets of the Trust.  Title to all of the assets of the Trust shall at all times be considered  as vested in the Trust,  except that the Trustees  shall have power to cause legal title to any Trust  Property to be held by or in the  name of one or more of the  Trustees,  or in the  name of the Trust,  or in the name of any other  Person  as  nominee,  on such  terms as the Trustees  may  determine.  The right,  title and interest of the Trustees in the Trust Property shall vest  automatically in each Person who may hereafter become a Trustee. Upon the resignation,  removal or death of a Trustee, he or she shall automatically  cease to have any right,  title or  interest  in any of the Trust Property,  and the  right,  title  and  interest  of such  Trustee  in the Trust property shall vest  automatically in the remaining  Trustees.  Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

Section 7.         Service Contracts.

(a)        Subject to such requirements and restrictions as may be set forth under federal and/or state law and in the By-Laws, including,  without limitation, the requirements  of Section 15 of the 1940 Act, the  Trustees  may, at any time and from time to time, contract for exclusive or nonexclusive  advisory,  management and/or  administrative  services  for the  Trust  or for any  Series  (or  Class thereof)  with any Person and any such  contract may contain such other terms as the Trustees may determine,  including,  without  limitation,  authority for the Adviser(s) or  administrator to delegate certain or all of its duties under such contracts  to other  qualified  investment  advisers and  administrators  and to determine  from time to time without prior  consultation  with the Trustees what investments shall be purchased, held sold or exchanged and what portion, if any, of the assets of the Trust shall be held  uninvested  and to make changes in the Trust’s  investments,  or such other activities as may specifically be delegated to such party.

(b)        The Trustees may also, at any time and from time to time, contract with any Person, appointing such Person exclusive or nonexclusive distributor or Principal  Underwriter  for the Shares of one or more of the Series (or Classes) or other securities to be issued by the Trust.

(c)        The Trustees are also empowered,  at any time and from time to time, to contract  with any Person,  appointing  such  Person or Persons  the  custodian, transfer agent and/or  shareholder  servicing agent for the Trust or one or more of its Series.

(d)        The Trustees are further empowered,  at any time and from time to time, to contract  with any Person to provide such other  services to the Trust or one or more of the Series, as the Trustees  determine to be in the best interests of the Trust and the applicable Series.

(e)        The fact that:

(i)         any of the  Shareholders,  Trustees,  or  officers  of the  Trust  is a shareholder,  director,  officer, partner, trustee, employee, Adviser, Principal Underwriter, distributor, or affiliate or agent of or for any Person, or for any parent or  affiliate  of any  Person  with  which an  advisory,  management,  or administration  contract, or Principal  Underwriter’s or distributor’s contract, or transfer agent, shareholder servicing agent or other type of service contract may have been or may  hereafter be made, or that any such  organization,  or any parent or affiliate  thereof,  is a Shareholder or has an interest in the Trust; or that

(ii)        any  Person  with which an  advisory,  management,  or  administration contract or Principal Underwriter’s or distributor’s contract, or transfer agent or shareholder  servicing  agent contract may have been or may hereafter be made also has an  advisory,  management,  or  administration  contract,  or Principal Underwriter’s  or distributor’s or other service contract with one or more other Persons,  or has other  business or interests,  shall not affect the validity of any such contract or disqualify any Shareholder, Trustee or officer of the Trust from  voting  upon  or  executing   the  same,   or  create  any   liability  or accountability to the Trust or its shareholders.

Section 8.         Trustees and Officers as Shareholders.  Any Trustee,  officer or agent of the Trust may acquire,  own and dispose of Shares to the same extent as if he or she were not a Trustee,  officer or agent;  and the  Trustees may issue and sell and cause to be issued and sold Shares to, and redeem such Shares from, any such  Person or any firm or  company  in which  such  Person is  interested, subject  only to the  general  limitations  contained  herein or in the  By-Laws relating to the sale and redemption of such Shares.

Section 9.         Compensation. The Trustees in such capacity shall be entitled to reasonable compensation from the Trust and they may fix the amount of such compensation.  Nothing herein  shall in any way prevent the  employment  of any Trustee for advisory, management, legal, accounting, investment banking or other services and payment for such services by the Trust.

ARTICLE V

Shareholders’ Voting Powers and Meetings

Section 1.         Voting Powers, Meetings, Notice, and Record Dates.  The Shareholders  shall have power to vote only:  (i) for the election or removal of Trustees as provided in Article IV,  Section 1 hereof,  and (ii) with respect to such additional  matters  relating to the Trust as may be required by applicable law, this Declaration of Trust, the By-Laws or any registration statement of the Trust with the  Commission  (or any  successor  agency) or as the  Trustees   may consider necessary or desirable.  Shareholders shall be entitled to one vote for each dollar,  and a fractional vote for each fraction of a dollar,  of net asset value per  Share for each  Share  held,  as to any  matter on which the Share is entitled to vote.  Notwithstanding  any other  provision of this  Declaration of Trust, on any matters submitted to a vote of the Shareholders, all shares of the Trust  then  entitled  to vote  shall be voted in  aggregate,  except:  (i) when required by the 1940 Act, Shares shall be voted by individual Series;  (ii) when the matter  involves any action that the Trustees  have  determined  will affect only the interests of one or more Series,  then only Shareholders of such Series shall be entitled to vote thereon; and (iii) when the matter involves any action that the Trustees have  determined will affect only the interests of one or more Classes,  then only the  Shareholders of such Class or Classes shall be entitled to vote  thereon.  There  shall  be no  cumulative  voting  in the  election  of Trustees.  Shares  may be voted in person  or by proxy.  A proxy may be given in writing. The By-Laws may provide that proxies may also, or may instead, be given by an electronic  or  telecommunications  device or in any other  manner.  Until Shares are issued,  the Trustees may exercise all rights of Shareholders and may take any action required by law, this  Declaration of Trust or the By-Laws to be taken by the  Shareholders.  Meetings  of the  Shareholders  shall be called and notice  thereof and record dates  therefor shall be given and set as provided in the By-Laws.

Section 2.         Quorum and Required Vote.  Except  when a larger  quorum is required by  applicable  law, by the  By-Laws or by this  Declaration  of Trust, twenty-five  percent (25%) of the Shares issued and outstanding shall constitute a quorum at a  Shareholders’  meeting but any lesser  number shall be sufficient for adjourned sessions. When any one or more Series (or Classes) is to vote as a single Series (or Class)  separate from any other  Shares,  twenty-five  percent (25%) of the Shares of each such Series (or Class) issued and outstanding  shall constitute a quorum at a Shareholders’ meeting of that Series (or Class). Except when a larger vote is required by any provision of this  Declaration of Trust or the By-Laws or by  applicable  law,  when a quorum is present at any meeting,  a majority of the Shares voted shall decide any  questions  and a plurality of the Shares voted shall elect a Trustee,  provided that where any provision of law or of this  Declaration of Trust requires that the holders of any Series shall vote as a Series (or that holders of a Class shall vote as a Class),  then a majority of the Shares of that Series (or Class) voted on the matter (or a plurality with respect to the election of a Trustee)  shall decide that matter  insofar as that Series (or Class) is concerned.

Section 3.         Record Dates. For the purpose of determining the Shareholders of any Series (or Class) who are entitled to receive payment of any dividend or of any other distribution,  the Trustees may from time to time fix a date,  which shall be before the date for the  payment of such  dividend or such other  payment,  as the record date for  determining  the  Shareholders  of such Series (or Class)  having the right to receive  such  dividend or  distribution. Without fixing a record date, the Trustees may for  distribution  purposes close the  register or transfer  books for one or more Series (or Classes) at any time prior  to the  payment  of a  distribution.  Nothing  in this  Section  shall be construed as  precluding  the Trustees from setting  different  record dates for different Series (or Classes).

Section 4.         Additional Provisions.   The  By-Laws  may  include  further provisions for Shareholders’ votes and meetings and related matters.

ARTICLE VI

Net Asset Value, Distributions and Redemptions

Section 1.         Determination of Net Asset Value, Net Income and Distributions. Subject to applicable law and Article III,  Section 6 hereof,  the Trustees,  in their absolute  discretion,  may prescribe and shall set forth in the By-Laws or in a duly adopted vote of the Trustees such bases and time for  determining  the per Share or net asset  value of the Shares of any Series or Class or net income attributable  to the  Shares  of any  Series or Class,  or the  declaration  and payment of dividends and  distributions on the Shares of any Series or Class, as they may deem necessary or desirable.

Section 2.         Redemptions and Repurchases.

(a)        The Trust shall purchase such Shares as are offered by any  Shareholder for  redemption,  upon the  presentation  of a  proper  instrument  of  transfer together  with a request  directed to the Trust,  or a Person  designated by the Trust,  that the Trust  purchase  such Shares or in  accordance  with such other procedures for redemption as the Trustees may from time to time  authorize;  and the Trust will pay therefor  the net asset value  thereof as  determined  by the Trustees (or on their behalf),  in accordance with any applicable  provisions of   the By-Laws, any registration  statement of the Trust and applicable law. Unless extraordinary  circumstances exist, payment for said Shares shall be made by the Trust to the  Shareholder  in  accordance  with the 1940 Act and any  rules  and regulations  thereunder  or  as  otherwise  required  by  the  Commission.   The obligation  set forth in this  Section  2(a) is subject to the  provision  that, during any emergency  which makes it  impracticable  for the Trust to dispose of the investments of the applicable Series or to determine fairly the value of the net assets held with respect to such Series, such obligation may be suspended or postponed  by the  Trustees.  In the  case  of a  suspension  of  the  right  of redemption as provided herein, a Shareholder may either withdraw the request for redemption  or  receive  payment  based on the net asset  value  per share  next determined after the termination of such suspension.

(b)        The redemption  price may in any case or cases be paid wholly or partly in kind if the Trustees determine that such payment is advisable in the interest of the  remaining  Shareholders  of the  Series or Class  thereof  for which the Shares are being redeemed.  Subject to the foregoing,  the fair value, selection and quantity of securities or other property so paid or delivered as all or part of the redemption price may be determined by or under authority of the Trustees. In no case  shall  the Trust be liable  for any  delay of any  Adviser  or other Person in  transferring  securities  selected for delivery as all or part of any payment-in-kind.

(c)        If the Trustees  shall,  at any time and in good faith,  determine that direct or indirect ownership of Shares of any Series or Class thereof has or may become  concentrated in any Person to an extent that would disqualify any Series as a regulated  investment  company under the Internal  Revenue Code of 1986, as amended (or any successor  statute  thereof),  then the Trustees  shall have the power (but not the  obligation) by such means as they deem equitable (i) to call for the  redemption  by any such Person of a number,  or  principal  amount,  of Shares  sufficient  to  maintain or bring the direct or  indirect  ownership  of Shares into conformity with the  requirements  for such  qualification,  (ii) to refuse to transfer or issue Shares of any Series or Class thereof to such Person whose   acquisition   of  the   Shares  in   question   would   result  in  such disqualification, or (iii) to take such other actions as they deem necessary and appropriate  to  avoid  such  disqualification.  Any  such  redemption  shall be effected at the redemption price and in the manner provided in this Article VI.

(d)        The  holders of Shares  shall upon demand  disclose to the  Trustees in writing such information with respect to direct and indirect ownership of Shares as the Trustees  deem  necessary to comply with the  provisions  of the Internal Revenue  Code of 1986,  as amended (or any  successor  statute  thereto),  or to comply with the requirements of any other taxing authority.

ARTICLE VII

Limitation of Liability; Indemnification

Section 1.         Trustees, Shareholders, etc. Not Personally Liable; Notice. The Trustees,  officers,  employees and agents of the Trust, in incurring any debts, liabilities or obligations,  or in limiting or omitting any other actions for or in connection  with the Trust,  are or shall be deemed to be acting as Trustees, officers,  employees or agents of the Trust and not in their own capacities.  No Shareholder  shall be  subject to any  personal  liability  whatsoever  in tort, contract or  otherwise  to any other  Person or Persons in  connection  with the assets or the affairs of the Trust or of any Series, and subject to Section 4 of this Article VII, no Trustee,  officer,  employee or agent of the Trust shall be subject to any personal liability whatsoever in tort, contract, or  otherwise, to any other  Person or  Persons  in  connection  with the assets or affairs of the Trust or of any  Series,  save only  that  arising  from his or her own  willful misfeasance,  bad faith,  gross  negligence or reckless  disregard of the duties involved  in the  conduct  of his or her office or the  discharge  of his or her functions. The Trust (or if the matter relates only to a particular Series, that Series)  shall  be  solely  liable  for  any  and all  debts,  claims,  demands, judgments, decrees, liabilities or obligations of any and every kind, against or with  respect to the Trust or such  Series in tort,  contract  or  otherwise  in connection  with the assets or the affairs of the Trust or such Series,  and all Persons dealing with the Trust or any Series shall be deemed to have agreed that resort shall be had solely to the Trust  Property of the Trust (or if the matter relates only to a particular  Series,  that of such Series),  for the payment or performance thereof.

The  Trustees  may provide  that every note,  bond,  contract,  instrument, certificate or undertaking  made or issued by the Trustees or by any officers or officer shall give notice that a Certificate of Trust in respect of the Trust is on file with the  Secretary  of State of the State of Delaware and may recite to the effect that the same was executed or made by or on behalf of the Trust or by them as Trustees or Trustee or as officers or officer, and not individually, and that the  obligations of any instrument made or issued by the Trustees or by any officer  of  officers  of the  Trust  are not  binding  upon  any of them or the Shareholders  individually  but are binding only upon the assets and property of the  Trust,  or the  particular  Series  in  question,  as the case may be.  The omission of any statement to such effect from such instrument  shall not operate to bind any  Trustees  or Trustee or  officers  or  officer or  Shareholders  or Shareholder  individually,  or to  subject  the  assets  of  any  Series  to the obligations of any other Series.

Section 2.         Trustees’ Good Faith Action;  Expert Advice;  No Bond or Surety. The exercise by the Trustees of their powers and discretions  hereunder shall be binding upon  everyone  interested.  Subject to Section 4 of this Article VII, a Trustee shall be liable for his or her own willful misfeasance, bad faith, gross negligence  or reckless  disregard of the duties  involved in the conduct of the office of Trustee,  and for nothing else,  and shall not be liable for errors of judgment or mistakes of fact or law. Subject to the foregoing,  (i) the Trustees shall not be responsible or liable in any event for any neglect or wrongdoing of any officer, agent, employee, consultant, Adviser, administrator, distributor or Principal  Underwriter,  custodian or transfer agent, dividend disbursing agent, shareholder  servicing  agent or  accounting  agent of the Trust,  nor shall any Trustee be responsible  for the act or omission of any other  Trustee;  (ii) the Trustees may take advice of counsel or other experts with respect to the meaning and  operation of this  Declaration  of Trust and their duties as Trustees,  and shall be under no  liability  for any act or  omission in  accordance  with such advice or for  failing to follow such  advice;  and (iii) in  discharging  their  duties, the Trustees,  when acting in good faith, shall be entitled to rely upon the books of account of the Trust and upon written  reports  madeto the Trustees by any officer appointed by them, any independent public  accountant,  and (with respect to the subject matter of the contract involved) any officer,  partner or responsible  employee of a contracting party employed by the Trust. The Trustees as such shall not be required  to give any bond or surety or any other  security for the performance of their duties.

Section 3.         Indemnification of Shareholders.  If any Shareholder (or former Shareholder)  of the Trust shall be charged or held to be personally  liable for any  obligation  or  liability  of the Trust solely by reason of being or having been a Shareholder   and not because of such  Shareholder’s  acts or omissions or for some  other  reason,  the Trust  (upon  proper  and  timely  request  by the Shareholder) may assume the defense against such charge and satisfy any judgment thereon or may reimburse the Shareholders  for expenses,  and the Shareholder or former  Shareholder  (or the heirs,  executors,  administrators  or other  legal representatives  thereof,  or in the case of a corporation or other entity,  its corporate or other general  successor)  shall be entitled (but solely out of the assets of the Series of which such  Shareholder or former  Shareholder is or was the holder of Shares) to be held harmless from and indemnified  against all loss and expense arising from such liability.

Section 4.         Indemnification  of  Trustees,  Officers,  etc.  Subject to the limitations,  if applicable,  hereinafter set forth in this Section 4, the Trust shall  indemnify  (from the assets of one or more Series to which the conduct in question  relates)  each  of  its  Trustees,   officers,  employees  and  agents (including  Persons who serve at the Trust’s  request as directors,  officers  or trustees  of  another  organization  in which the Trust  has any  interest  as a shareholder,  creditor or otherwise  (hereinafter,  together  with such Person’s heirs, executors,  administrators or personal  representative,  referred to as a “Covered Person”)) against all liabilities, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties,  and expenses,  including  reasonable  accountants’ and counsel fees, incurred by any Covered Person in connection with the defense or disposition of any action, suit or  other   proceeding,   whether  civil  or  criminal,   before  any  court  or administrative  or legislative  body, in which such Covered Person may be or may have been involved as a party or otherwise or with which such Covered Person may be or may have been  threatened,  while in office  or  thereafter,  by reason of being or having been such a Trustee or officer, director or trustee, except with respect  to any  matter as to which it has been  determined  that  such  Covered Person (i) did not act in good faith in the reasonable  belief that such Covered Person’s  action was in or not opposed to the best  interests  of the Trust;  or (ii) had acted with willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person’s office; and (iii) for a criminal proceeding, had reasonable cause to believe that his or her conduct was  unlawful  (the conduct  described in (i),  (ii) and (iii) being referred to hereafter as “Disabling Conduct”).  A determination that the Covered Person is entitled to indemnification may be made by (i) a final decision on the merits by a court or other body before whom the  proceeding was brought that the Covered Person to be indemnified was not liable by reason of Disabling  Conduct, (ii)  dismissal  of a court  action or an  administrative  proceeding  against a Covered Person for  insufficiency of evidence of Disabling  Conduct,  or (iii) a reasonable determination,  based upon a review of the facts, that the indemnitee was not liable by reason of  Disabling  Conduct by (a) a vote of a majority of a quorum of the  Trustees  who are  neither  “interested  persons” of the Trust as defined  in the 1940  Act nor  parties  to the  proceeding  (the  “Disinterested Trustees”), or (b) an independent legal counsel in a written opinion.  Expenses, including  accountants’  and counsel fees so incurred by any such Covered Person (but excluding  amounts paid in satisfaction  of judgments,  in compromise or as fines or  penalties),  may be paid  from  time to time by one or more  Series to which the conduct in question related in advance of the final disposition of any such action,  suit or  proceeding;  provided that the Covered  Person shall have undertaken  to repay the  amounts  so paid to such  Series  if it is  ultimately determined that  indemnification  of such expenses is not authorized  under this Article VII and (i) the Covered  Person  shall have  provided  security for such undertaking, (ii) the Trust shall be insured against losses arising by reason of any  lawful  advances,  or (iii) a  majority  of a quorum  of the  Disinterested Trustees,  or an  independent  legal  counsel in a written  opinion,  shall have determined,  based on a review of readily  available facts (as opposed to a full trial type  inquiry),  that there is reason to believe  that the Covered  Person ultimately will be found entitled to indemnification.

Section 5.         Compromise Payment. As to any matter disposed of by a compromise payment by any such Covered Person referred to in Section 4 of this Article VII, pursuant to a consent decree or otherwise,  no such  indemnification  either for said  payment  or  for  any  other  expenses  shall  be  provided   unless  such indemnification  shall  be  approved  (i)  by a  majority  of a  quorum  of  the Disinterested  Trustees  or (ii) by an  independent  legal  counsel in a written opinion. Approval by the Trustees pursuant to clause (i) or by independent legal counsel  pursuant to clause (ii) shall not prevent the recovery from any Covered Person of any amount paid to such Covered  Person in  accordance  with either of such  clauses  as   indemnification  if  such  Covered  Person  is  subsequently adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that such Covered Person’s action was in or not opposed to the best  interests  of the Trust or to have been  liable to the Trust or its Shareholders by reason of willful  misfeasance,  bad faith,  gross negligence or reckless disregard of the duties involved in the conduct of the Covered Person’s office.

Section 6.         Indemnification Not Exclusive, etc. The right of indemnification provided  by this  Article  VII shall not be  exclusive  of or affect  any other rights to which any such Covered Person or shareholder may be entitled.  As used in this  Article VII, a  “disinterested”  Person is one against whom none of the actions,  suits or other proceedings in question,  and no other action,  suit or other  proceeding on the same or similar  grounds is then or has been pending or threatened.  Nothing  contained  in this  Article VII shall affect any rights to indemnification  to which  personnel  of the  Trust,  other  than  Trustees  and officers,  and other Persons may be entitled by contract or otherwise under law, nor the power of the Trust to  purchase  and  maintain  liability  insurance  on behalf of any such Person.

Section 7.         Liability of Third  Persons  Dealing with  Trustees.  No person dealing  with the  Trustees  shall be bound to make any inquiry  concerning  the validity of any transaction  made or to be made by the Trustees or to see to the application  of any payments made or property  transferred  to the Trust or upon its order.

Section 8.         Insurance.  The Trustees shall be entitled and empowered to the fullest  extent  permitted by law to purchase  with Trust assets  insurance  for liability  and for all  expenses  reasonably  incurred or paid or expected to be paid by a Trustee,  officer,  employee, or agent of the Trust in connection with any claim, action, suit, or proceeding in which he or she may become involved by virtue of his or her capacity or former capacity as a Trustee of the Trust.

ARTICLE VIII

Miscellaneous

Section 1.         Termination of the Trust or Any Series or Class.

(a)        Unless terminated as provided herein,   the Trust shall continue without limitation  of time.  The Trustees in their sole  discretion  may  terminate the Trust.

(b)        Upon the requisite action by the Trustees to terminate the Trust or any one or more Series of Shares or any Class  thereof,  after  paying or  otherwise providing for all charges,  taxes,  expenses,  and  liabilities,  whether due or accrued or  anticipated,  of the Trust or of the particular  Series or any Class thereof as may be determined by the Trustees, the Trust shall in accordance with such  procedures as the Trustees may consider  appropriate  reduce the remaining assets of the Trust or of the affected Series or Class to distributable  form in cash or Shares (if any Series remain) or other  securities,  or any  combination thereof,  and  distribute  the  proceeds  to the  Shareholders  of the Series or Classes  involved,  ratably  according to the number of Shares of such Series or Class  held  by the  Shareholders  of  such  Series  or  Class  on the  date  of distribution.  Thereupon,  the  Trust or any  affected  Series  or  Class  shall terminate  and the Trustees and the Trust shall be  discharged  from any and all further  liabilities and duties relating thereto or arising  therefrom,  and the right,  title,  and  interest of all parties  with  respect to the Trust or such Series or Class shall be canceled and discharged.

(c)        Upon termination of the Trust,  following  completion of winding up of its business,  the Trustees shall cause a certificate of cancellation of the Trust’s  Certificate  of Trust to be filed in accordance with the Delaware Act, which certificate of cancellation may be signed by any one Trustee.

Section 2.         Reorganization.

(a)        Notwithstanding  anything  else  herein,  the  Trustees  may,  without Shareholder  approval  unless such approval is required by  applicable  law, (i) cause the Trust to merge or consolidate  with or into or transfer its assets and any liabilities to one or more trusts (or series thereof to the extent permitted by law),  partnerships,  associations,  corporations or other business  entities (including trusts,  partnerships,  associations,  corporations or other business entities  created by the Trustees to accomplish such merger or  consolidation or transfer of assets and any  liabilities)  so long as the  surviving or resulting entity is an  investment  company  as  defined  in the 1940 Act,  or is a series thereof,  that will succeed to or assume the Trust’s registration under the 1940 Act and that is  formed,  organized,  or  existing  under the laws of the United States or of a state,  commonwealth,  possession or colony of the United States, unless otherwise permitted under the 1940 Act, (ii) cause any one or more Series (or Classes) of the Trust to merge or  consolidate  with or into or transfer its assets and any  liabilities  to any one or more other Series (or Classes) of the Trust,  one or more trusts (or series or classes thereof to the extent permitted by law), partnerships,  associations, corporations, (iii) cause the Shares to be exchanged  under or  pursuant  to any state or  federal  statute  to the  extent permitted by law or (iv) cause the Trust to reorganize as a corporation, limited liability company or limited liability partnership under the laws of Delaware or any other state or jurisdiction.

(b)        Pursuant to and in accordance with the provisions of Section 3815(f) of the Delaware Act, and notwithstanding anything to the contrary contained in this Declaration  of Trust,  an agreement of merger or  consolidation  or exchange or transfer of assets and  liabilities  approved by the Trustees in accordance with this Section 2 may (i) effect any amendment to the  governing  instrument of the Trust or (ii) effect the adoption of a new governing  instrument of the Trust if the Trust is the surviving or resulting trust in the merger or consolidation.

(c)        The Trustees may create one or more statutory trusts to which all or any part of the assets,  liabilities,  profits, or losses of the Trust or any Series or Class thereof may be transferred and may provide for the conversion of Shares in the Trust or any Series or Class  thereof  into  beneficial  interests in any such newly created trust or trusts or any series or classes thereof.

Section 3.         Amendments.  Except as specifically  provided in this Section 3, the  Trustees  may,  without  Shareholder  vote,  restate,  amend,  or otherwise supplement this Declaration of Trust.  Shareholders shall have the right to vote on (i) any amendment that would affect their right to vote granted in Article V, Section 1 hereof,  (ii) any amendment to this Section 3 of Article  VIII;  (iii) any amendment that may require their vote under applicable law or by the Trust’s registration  statement,  as filed with the  Commission,  and (iv) any amendment submitted  to them for their vote by the  Trustees.  Any  amendment  required or permitted to be submitted to the Shareholders  that, as the Trustees  determine, shall affect the  Shareholders  of one or more Series shall be  authorized  by a vote of the  Shareholders of each Series affected and no vote of Shareholders of a Series not affected shall be required.  Notwithstanding  anything else herein, no amendment hereof shall limit the rights to insurance  provided by Article VII hereof with respect to any acts or omissions of Persons covered thereby prior to suchamendment  nor shall any such amendment limit the rights to  indemnification referenced  in Article VIl hereof as provided in the By-Laws with respect to any actions or omissions of Persons  covered  thereby prior to such  amendment.  The Trustees may, without Shareholder vote, restate,  amend, or otherwise supplement the Certificate of Trust as they deem necessary or desirable.

Section 4.         Filing of Copies;  References;  Headings. The original or a copy of this instrument and of each restatement and/or amendment hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder.  Anyone dealing with the Trust may rely on a  certificate  by an officer of the Trust as to whether or not any such restatements  and/or amendments have been made and as to any matters in connection with the Trust hereunder; and, with the same effect as if it were the  original,  may rely on a copy  certified by an officer of the Trust  to be a copy  of  this  instrument  or of any  such  restatements  and/or amendments.  In this instrument and in any such restatements  and/or amendments, references to this instrument,  and all expressions such as “herein,”  “hereof,” and  “hereunder,”  shall be deemed to refer to this  instrument  as  amended  or affected by any such restatements and/or amendments.  Headings are placed herein for  convenience  of  reference  only and shall not be taken as a part hereof or control  or affect  the  meaning,  construction  or  effect of this  instrument. Whenever the singular number is used herein,  the same shall include the plural; and the neuter,  masculine and feminine  genders  shall  include each other,  as applicable.  This instrument may be executed in any number of counterparts  each of which shall be deemed an original.

Section 5.         Applicable Law.

(a)        The Trust is created under, and this Declaration of Trust is to be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.  The Trust shall be of the type commonly called a statutory trust, and without limiting the provisions hereof, the Trust specifically reserves the right to exercise any of the powers or privileges afforded to statutory trusts or actions that may be engaged in by statutory trusts under the Delaware Act, and the absence of a specific  reference herein to any such power, privilege, or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

(b)        Notwithstanding  the first  sentence of Section  5(a) of this  Article VIII,  there  shall  not be  applicable  to the  Trust,  the  Trustees,  or this Declaration  of Trust either the  provisions  of Section 3540 of Title 12 of the Delaware Code or any  provisions of the laws  (statutory or common) of the State of Delaware (other than the Delaware Act) pertaining to trusts that relate to or regulate:  (i) the  filing  with any  court or  governmental  body or  agency of Trustee  accounts or schedules of trustee  fees and  charges;  (ii)  affirmative requirements  to post bonds for trustees,  officers,  agents,  or employees of a trust; (iii) the necessity for obtaining a court or other governmental  approval concerning  the  acquisition,  holding,  or  disposition  of  real  or  personal property;  (iv) fees or other sums applicable to trustees,  officers,  agents or employees of a trust;  (v) the allocation of receipts and expenditures to income or principal;  (vi)  restrictions  or  limitations  on the  permissible  nature, amount,  or concentration of trust  investments or requirements  relating to the titling,  storage,  or other  manner of  holding of trust  assets;  or (vii) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers or liabilities or authorities  and powers of trustees that are  inconsistent  with the limitations or liabilities or authorities and powers of the Trustees set forth or referenced in this  Declaration of Trust; or (viii) activities similar to those referenced in the foregoing items (i) through (vii).

Section 6.         Provisions in Conflict with Law or Regulations.

(a)        The provisions of this Declaration of Trust are severable, and if the  Trustees  shall  determine,  with  the  advice  of  counsel,  that any such provision is in conflict  with the 1940 Act, the  regulated  investment  company provisions  of the Internal  Revenue Code of 1986,  as amended (or any successor statute thereto), and the regulations thereunder, the Delaware Act or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Declaration of Trust; provided, however, that such  decision  shall  not  affect  any  of the  remaining  provisions  of  this Declaration  of Trust or render  invalid or improper any action taken or omitted prior to such determination.

(b)        If any provision of this  Declaration of Trust shall be held invalid or unenforceable in any  jurisdiction,  such invalidity or  unenforceability  shall attach only to such provision in such  jurisdiction and shall, not in any manner affect such provision in any other  jurisdiction  or any other provision of this Declaration of Trust in any jurisdiction.

Section 7.         Statutory Trust Only.  It is the  intention  of the Trustees to create a statutory trust pursuant to the Delaware Act. It is not the intention of the Trustees to create a general partnership,  limited partnership,  joint stock association, corporation, bailment, or any form of legal relationship other than a statutory  trust pursuant to the Delaware Act.  Nothing in this  Declaration of Trust shall be construed to make the Shareholders,  either by themselves or with

theTrustees, partners, or members of a joint stock association.

IN WITNESS   WHEREOF, the Trustees named below do hereby make and enter into this Amended and Restated Agreement and Declaration of Trust as of the 17th day of March, 2004.

/s/ Charles A. Austin III	/s/ David M. Richardson
Charles A. Austin, III	David M. Richardson
Trustee and not individually	Trustee and not individually

/s/ K. Dun Gifford	/s/ Russell A. Salton, III
K. Dun Gifford	Russell A. Salton, III
Trustee and not individually	Trustee and not individually

/s/ Leroy Keith, Jr.	/s/ Michael S. Scofield
Leroy Keith, Jr.	Michael S. Scofield
Trustee and not individually	Trustee and not individually

/s/ Gerald M. McDonnell	/s/ Richard J. Shima
Gerald M. McDonnell	Richard J. Shima
Trustee and not individually	Trustee and not individually

/s/ William W. Pettit	/s/ Richard K. Wagoner
William W. Pettit	Richard K. Wagoner
Trustee and not individually	Trustee and not individually

THE PRINCIPAL PLACE OF BUSINESS

OF THE TRUST IS:

200 Berkeley Street

Boston, Massachusetts 02116